Exhibit 99.1

CONTACT:	William Koziel
(847) 597-8800

Così, Inc. Reports Third Quarter Sales

DEERFIELD, IL – October 14, 2011 – Così, Inc. (NASDAQ: COSI), the premium convenience restaurant company, today reported that system-wide comparable restaurant sales for the 2011 third quarter as measured for restaurants in operation for more than 15 months decreased by 3.0% when compared to the third quarter of 2010.  The breakdown in comparable sales between Company-owned and franchise-operated restaurants are as follows:

For the 13 weeks ended September 26, 2011
Company-owned	(3.0%)
Franchise-operated	(3.0%)
Total System	(3.0%)

“We continue to operate in a challenging consumer spending environment marked by high unemployment and a lack of confidence in the economy which we believe has impacted the evening and weekend traffic in many of our restaurants,” said Mark Demilio, Così's Interim Chief Executive Officer.  “However, we are pleased with the continued growth we’ve seen in catering sales, the improvement in our breakfast business and the consistent results in our lunch day-part. Our results vary by market with some markets continuing to achieve comparable sales growth. Accordingly, in addition to pushing forward on system-wide initiatives such as growing our catering business, improving guest service and expanding our on-line ordering and delivery capabilities, we are focused on specific strategies to recapture the evening and weekend business as well as strategies to drive traffic in those markets at the bottom of the range.”

Company-owned net restaurant sales were $24,468,000 for the third quarter compared to $26,341,000 for the 2010 third quarter with the resulting $1,873,000 decline being largely due to the closing of six Company-owned restaurants during and subsequent to the third quarter of 2010 as well as the decline in Company-owned comparable sales.  Franchise fees and royalty revenues for the quarter contributed $868,000 compared to $782,000 in the 2010 third quarter.  The increase over last year’s third quarter was due primarily to the recognition of fees in the 2011 third quarter resulting from a franchisee termination.  Total revenues for the 2011 third quarter decreased by $1,786,000 to $25,336,000 from $27,122,000 in the third quarter of 2010.

Così noted that the Company-owned comparable restaurant sales decrease for the 2011 third quarter of 3.0% resulted from a decrease in traffic.

Company-owned comparable sales are based on sales from restaurants that have been operating as Così® for more than 15 months.  Franchise-operated comparable sales are based on sales, as reported by franchisees, from restaurants that have been operating as Così® for more than 15 months.

Franchise-operated and system-wide comparable restaurant sales percentages are non-GAAP measures, which should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP and may not be comparable to system-wide sales as defined or used by other companies.  Così does not record franchise-operated sales as revenues.  However, Così’s royalty revenues are calculated based on a percentage of franchise-operated restaurant sales.  Management believes franchise-operated and system-wide comparable restaurant sales information is useful in assessing consumer acceptance of the Company’s brand, facilitates an understanding of financial performance and overall sales trends, helps the Company understand the effectiveness of marketing initiatives, the cost of which our franchisees contribute to based on a percentage of their sales, and provides information that is relevant for comparison within the industry.

Teleconference and Webcast Information

Così expects to report third quarter results after the market close on November 10, 2011 and host a teleconference and webcast at 5:00 p.m. Eastern Time on that day to discuss the Company’s results for the 2011 third quarter.

Audio
Dial In Number: 866-831-6291
International: 617-213-8860
Code: 25108988
Note: Participants should dial in a few minutes prior to the start time.

Webcast
Website link: http://investors.getcosi.com
Live then archived for one year

Replay
Dial In Number: 888-286-8010
International: 617-801-6888
Code: 54753809
Available until: November 17, 2011

About Così, Inc.
Così® (http://www.getcosi.com) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open-flame stone-hearth ovens prominently located in each of the restaurants. Così’s warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 80 Company-owned and 58 franchise restaurants operating in seventeen states, the District of Columbia and the United Arab Emirates. The Così® vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così® menu features Così® sandwiches, freshly-tossed salads, melts, soups, flatbread pizzas, made-from-scratch Squagels®, breakfast sandwiches and other breakfast products, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.  Serving breakfast, lunch, dinner, snacks, desserts and catering.

“Così,” “(Sun & Moon Design)” and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2011 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.